Exhibit 10.1

CONFIDENTIAL

SECOND OMNIBUS AMENDMENT AND AGREEMENT

This SECOND OMNIBUS AMENDMENT AND AGREEMENT (this “Amendment”) is entered into as of January 12, 2021 (the “Effective Date”) by and among eGames.com Holdings LLC, a Nevada limited liability company (“Purchaser”), NTN Buzztime, Inc., a Delaware corporation (the “Company”) and Fertilemind Management, LLC, a Delaware limited liability company (“Fertilemind”). Capitalized terms used in this Amendment and not defined in this Amendment have the meanings give to them in the APA (as defined below).

WHEREAS, Purchaser and the Company are parties to that certain asset purchase agreement made as of September 18, 2020 (the “Asset Purchase Agreement”), as amended by that certain omnibus amendment and agreement entered into as of November 19, 2020 among Purchaser, the Company and Fertilemind (the “First Amendment” and the Asset Purchase Agreement as amended by the First Amendment, the “APA”).

WHEREAS, in connection with entering into the Asset Purchase Agreement, the Company received the Bridge Loan from Fertilemind, on behalf of Purchaser, and the Company issued the Bridge Note evidencing the Bridge Loan to Fertilemind.

WHEREAS, on December 1, 2020, the Company received the Second Bridge Loan from Fertilemind, on behalf of Purchaser, and the Company issued the Second Bridge Note evidencing the Second Bridge Loan to Fertilemind.

WHEREAS, the Company desires to obtain an additional $200,000 loan from or on behalf of Purchaser, and Purchaser is willing to make such additional loan, or cause Fertilemind to make such additional loan, to the Company, on the terms set forth herein and on the terms set forth in the promissory note the Company will issue evidencing such loan.

WHEREAS, Section 10.1 of the APA states the APA may not be amended or modified except by a writing executed by all of the parties thereto.

WHEREAS, Section 10 of each of the Bridge Note and the Second Bridge Note states that any provision thereof may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holder thereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Third Bridge Loan.

(a) On January 12, 2021 (the “Funding Date”), Purchaser shall loan, or shall cause Fertilemind, on behalf of Purchaser, to loan, $200,000 to the Company (the “Third Bridge Loan”) by wire transfer of immediately available funds to an account designated by the Company in writing delivered to Purchaser on or before the Funding Date.

(b) On the Funding Date, the Company shall issue a promissory note evidencing the Third Bridge Loan, substantially in the form attached hereto as Exhibit A (the “Third Bridge Note”), to Purchaser or Fertilemind, as the case may be.

2. Amendments to the APA. Effective as of the Funding Date, and subject to the Company receiving the Third Bridge Loan as contemplated herein, the APA is hereby amended as set forth in this Section 2.

(a) The following new defined terms are added to Article I of the APA:

“Third Bridge Loan” has the meaning set for the in Section 2.6.

“Third Bridge Note” has the meaning set for the in Section 2.6.

CONFIDENTIAL

(b) Section 2.6 of the APA is amended in its entirety to read as follows:

2.6 Bridge Loans. Concurrently with the execution of this Agreement, the Company is issuing to Fertilemind Management, LLC, an affiliate of Purchaser, a promissory note (the “Bridge Note”) evidencing a $1,000,000 loan made by Fertilemind Management, LLC, on behalf of Purchaser, to the Company (the “Bridge Loan”) on the date hereof by wire transfer of immediately available funds to an account designated by the Company in writing delivered to Purchaser. On December 1, 2020, the Company issued to Fertilemind Management, LLC, an affiliate of Purchaser, a promissory note (the “Second Bridge Note”) evidencing a $500,000 loan made by Fertilemind Management, LLC, on behalf of Purchaser, to the Company (the “Second Bridge Loan”). On January 12, 2021, the Company will issue to Fertilemind Management, LLC, a promissory note (the “Third Bridge Note” and together with the Bridge Note and the Second Bridge Note, the “Bridge Notes”) evidencing a $200,000 loan made by Fertilemind Management, LLC, on behalf of Purchaser, to the Company (the “Third Bridge Loan” and together with the Bridge Loan and the Second Bridge Loan, the “Bridge Loans”) on such date by wire transfer of immediately available funds to an account designated by the Company in writing delivered to Purchaser. At the Closing, all amounts outstanding under the Bridge Notes, including all accrued and unpaid interest, will be applied toward the Purchase Price at the Closing, and the Bridge Notes will be deemed paid in full, marked as cancelled and returned to the Company. The Company acknowledges and agrees that the proceeds of the Bridge Loans shall be used solely for payment of obligations owed under the Company’s term loan, obligations related to the transactions contemplated hereby and the Company Merger, and other general working capital purposes.

3. Amendments to the Bridge Note. Effective as of the Funding Date, each of the Bridge Note and Second Bridge Note is hereby amended as set forth in this Section 3.

(a) The “March 1, 2021” in clause (iii) of Section 1(a) of each of the Bridge Note and Second Bridge Note is replaced with “April 30, 2021.”

4. Representations and Warranties. Each party hereby represents and warrants to the other party that:

(a) It has the full right, corporate power, and authority to enter into this Amendment and to perform its obligations hereunder.

(b) The execution of this Amendment by the individual whose signature is set out at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary corporate action on the part of such Party.

(c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

In addition, Fertilemind hereby represents and warrants to the Company that it is the sole holder of the Bridge Note and it has not assigned, conveyed or otherwise transferred any right or interest, in whole or in part, it has or it may have under the Bridge Note in its capacity as the holder thereof.

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CONFIDENTIAL

5. Miscellaneous. To the extent of in any inconsistency between the terms of this Amendment, on the one hand, and the APA and the Bridge Notes, on the other, the terms of this Amendment shall govern, and this Amendment shall be deemed to be, and construed as, an amendment to the APA and the Bridge Notes. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the APA or the Bridge Notes. This Amendment, and the rights and obligations of the Parties under this Amendment shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule. In any action or proceeding between any of the Parties arising out of or relating to this Amendment, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with the preceding clause (a); (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party; and (e) irrevocably and unconditionally waives the right to trial by jury. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic format (e.g., “pdf”) or by other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment will be binding upon and inure to the benefit of the Parties and their respective heirs, executors, personal representatives, successors and permitted assigns.

[Signature page follows]

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CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

NTN Buzztime, Inc.

By:	/s/ Sandra Gurrola
Name:	Sandra Gurrola
Title:	Sr. Vice President of Finance

eGames.com Holdings LLC

By:	/s/ Aram Fuchs
Name:	Aram Fuchs
Title:	Managing Member

Fertilemind Management, LLC

By:	/s/ Aram Fuchs
Name:	Aram Fuchs
Title:	Managing Member